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                                                               EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 (File No. 333-70645) of our report dated April 15, 1999, relating to the consolidated financial statements of I-Link Incorporated and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which appear in the I-Link Incorporated Annual Report on Form 10-K. We also consent to the reference to us under the caption "EXPERTS" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS,  LLP



Salt Lake City, Utah
June 24, 1999